EXHIBIT 31.2

Certification of Principal Financial Officer

I, Larry Goldman, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Lightbridge Corporation;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2022	By:	/s/ Larry Goldman
Larry Goldman
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)